UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 18, 2016

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1430 Broadway, Suite 503, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 18, 2016, Presidential Realty Corporation (the “Company”), issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purposes including the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On July 18, 2016, the Company issued a press release together with First Capital Real Estate Trust, Inc., a non-trading Maryland real estate investment trust, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing their negotiation of a proposed strategic transaction pursuant to which the Company would acquire substantially all of the assets of First Capital Real Estate, Inc. in exchange for the issuance of shares of the Company’s Class B common stock to the shareholders of First Capital Real Estate, Inc. The proposed transaction is subject to various conditions. There is no assurance that the proposed transaction will be consummated. In connection with the press release, the Company and First Capital entered into an exclusivity agreement with respect to a transaction, which will expire September 18, 2016.

Exhibit No.	Description

99.1	Press Release dated July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: July 18, 2016	By:	/s/ Nickolas Jekogian
		Name:	Nickolas Jekogian
		Title:	Chief Executive Officer

EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 18, 2016